LAW OFFICES
                      BERKMAN, HENOCH, PETERSON & PEDDY, P.C.
                 100 GARDEN CITY PLAZA, GARDEN CITY, NY 11530-2112
                             TELEPHONE:  (516) 222-6200
                             FACSIMILE: (516) 222-6209
                             E-MAIL:  j.stein@bhpp.com



                                               April 2, 2003

Via Facsimile

John J. Craciun III, President
Multi-Tech International Corp.
760 Killian Road
Akron, Ohio 44319

      Re:  Retainer

Dear Jack:

     As discussed, in connection with Multi-Tech International Corp. retaining the services of Berkman, Henoch, Peterson & Peddy, P.C. it is agreed that Multi-Tech will issue 100,000 shares of its common stock for the benefit of my firm in the name of Jeffrey M. Stein in connection with the retainer agreement previously executed. You have agreed to register these shares under a registration statement on Form S-8.

If the foregoing is agreeable, please acknowledge such agreement by signing below.

                                          Very truly yours,

                                          /s/Jeffrey M. Stein
                                          --------------------
                                          Jeffrey M. Stein

Acknowledged and Agreed
The Second day of April, 2003.

/s/ John J. Craciun III
----------------------
John J. Craciun III
President
Multi-Tech International Corp.